Exhibit 23.3

LNP Audit and Assurance International Pty Ltd

ABN 53 649 276 666

L8 309 Kent Street Sydney NSW 2000

L24 570 Bourke Street Melbourne VIC 3000

L14 167 Eagle Street Brisbane QLD 4000

1300 551 266

www.lnpaudit.com

January 31, 2025

The Directors

Mawson Infrastructure Group Inc.

950 Railroad Avenue

Midland, Pennsylvania 16146

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to (a) the inclusion of our report of independent public accounting firm dated March 23, 2023, on our audit of the consolidated balance sheets of Mawson Infrastructure Group Inc and its subsidiaries, as of December 31, 2022, and the related consolidated statement of earnings, of comprehensive earnings, of equity and of cash flows for the years in the period ended December 31, 2022, including the related notes, and (b) the use of our name as it appears in the Form S-8 Registration Statement of Mawson Infrastructure Group Inc. We were auditors of the Company until April 4, 2023 and were subsequently replaced by the Company’s current auditors Wolf & Company, PC.

LNP Audit and Assurance International Pty Ltd

/s/ Anthony Rose

Anthony Rose, Director

Liability limited by a scheme approved under the professional standards legislation